                                                                    EXHIBIT 20

                        Toyota Motor Credit Corporation
         Servicer's Report -- Toyota Auto Receivables 2000-A Owner Trust Distribution Date of August 15, 2000 for the Collection Period July 1, 2000
                            through July 31, 2000


-----------------------------------------------------------------------------------------------------------------------------------
                                                                  CLASS A-1         CLASS A-2       CLASS A-3         CLASS A-4
                                                                  ---------         ---------       ---------         ---------
                                                  Total            Balance           Balance         Balance           Balance
-----------------------------------------------------------------------------------------------------------------------------------
POOL DATA - ORIGINAL DEAL PARAMETERS
------------------------------------
  Securities Balance                        $1,479,185,000.00  $374,106,000.00   $ 305,000,000.00  $523,000,000.00  $277,079,000.00
  Receivables Pool Balance                  $1,524,932,796.00
  Principal Factor                                 1.00000000       1.00000000         1.00000000       1.00000000       1.00000000
  Rate                                                                6.83375%             7.120%           7.180%           7.210%
  Targeted Maturity Date                                         July 15, 2001  December 15, 2002  August 15, 2004   April 15, 2007
  Number of Contracts                                  98,405
  Weighted Average Coupon                              10.51%
  Weighted Average Remaining Term                55.70 months
  Servicing Fee Rate                                    1.00%



POOL DATA - PRIOR MONTH
  Securities Balance                        $1,424,244,940.27  $319,165,940.27    $305,000,000.00  $523,000,000.00  $277,079,000.00
  Receivables Pool Balance                  $1,469,992,736.27
  Securities Pool Factor                           0.96285788       0.85314307         1.00000000       1.00000000       1.00000000
  Number of Contracts                                  96,473
  Weighted Average Coupon                              10.51%
  Weighted Average Remaining Term                54.88 months
  Precompute and Simple Interest Advances       $2,122,358.07
  Payahead Account Balance                        $326,290.48
  Supplemental Servicing Fee Received              $70,599.46
  Interest Shortfall                                    $0.00            $0.00              $0.00            $0.00            $0.00
  Principal Shortfall                                   $0.00            $0.00              $0.00            $0.00            $0.00


POOL DATA - CURRENT MONTH
-------------------------
  Securities Balance                        $1,381,310,697.37  $276,231,697.37    $305,000,000.00  $523,000,000.00  $277,079,000.00
  Receivables Pool Balance                  $1,427,058,493.37
  Securities Pool Factor                           0.93383228       0.73837815         1.00000000       1.00000000       1.00000000
  Number of Contracts                                  95,123
  Weighted Average Coupon                              10.51%
  Weighted Average Remaining Term                53.99 months
  Precompute and Simple Interest Advances       $3,007,419.70
  Payahead Account Balance                        $328,808.89
  Supplemental Servicing Fee Received              $83,959.70
  Interest Shortfall                                    $0.00            $0.00              $0.00            $0.00            $0.00
  Principal Shortfall                                   $0.00            $0.00              $0.00            $0.00            $0.00
-----------------------------------------------------------------------------------------------------------------------------------

RESERVE FUND
  Initial Deposit Amount                                                                                              $3,812,332.00
  Specified Reserve Fund Percentage                                                                                           0.75%
  Specified Reserve Fund Amount                                                                                      $10,702,938.70
  Specified Reserve Fund Percentage (IF CONDITION i OR ii MET)                                                                5.50%
  Specified Reserve Fund Amount (IF CONDITION i OR ii MET)                                                           $75,972,088.36


  Beginning Balance                                                                                                  $11,024,945.52
  Total Withdraw                                                                                                              $0.00
  Amount Available for Deposit to the Reserve Fund                                                                    $4,226,358.94
                                                                                                                -------------------
  Reserve Fund Balance Prior to Release                                                                              $15,251,304.46
  Reserve Fund Required Amount                                                                                       $10,702,938.70
  Reserve Fund Release to Seller                                                                                      $4,548,365.76
                                                                                                               --------------------
  Ending Reserve Fund Balance                                                                                        $10,702,938.70
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
LIQUIDATION OF CHARGE-OFFS AND REPOSSESSIONS
--------------------------------------------
                                                                      VEHICLES            AMOUNT
                                                                      --------            ------
     Liquidated Contracts                                                 6
                                                                          -
     Gross Principal Balance of Liquidated Receivables                                          $42,246.66
     Net Liquidation Proceeds Received During the Collection Period                            ($35,649.46)
     Recoveries on Previously Liquidated Contracts                                                   $0.00
                                                                                 --------------------------
     Aggregate Credit Losses for the Collection Period                                            $6,597.20
                                                                                 --------------------------


                                                                                 --------------------------

     Cumulative Credit Losses for all Periods                             8                      $8,334.03
                                                                          -
                                                                                 --------------------------
     Repossessed in Current Period                                       83


RATIO OF NET CREDIT LOSSES TO THE AVERAGE POOL BALANCE                              Annualized Average
FOR EACH COLLECTION PERIOD:                                                           Charge-Off Rate
       Second Preceding Collection Period                                                             0.00%
       First Preceding Collection Period                                                              0.00%
       Current Collection Period                                                                      0.01%

-----------------------------------------------------------------------------------------------------------
CONDITION (i) (CHARGE-OFF RATE)
--------------
Three Month Average                                                                                   0.00%
Charge-off Rate Indicator ( > 1.25%)                                                      CONDITION NOT MET
-----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
DELINQUENT AND REPOSSESSED CONTRACTS
------------------------------------


                                              PERCENT   CONTRACTS      PERCENT            AMOUNT
                                              -------   ---------      -------            ------


  31-60 Days Delinquent                        1.54%        1,466       1.38%            $19,037,665.02
  61-90 Days Delinquent                        0.22%          205       0.20%             $2,790,237.02
  Over 90 Days Delinquent                      0.00%            1       0.00%                 $9,243.52
                                                     -------------            --------------------------
  Total Delinquencies                                       1,672                        $21,837,145.56
                                                     =============            ==========================

  Repossessed Vehicle Inventory                                99 *

  * Included with delinquencies above

RATIO OF NUMBER OF CONTRACTS DELINQUENT 60 DAYS OR MORE TO THE OUTSTANDING
NUMBER OF RECEIVABLES AS OF EACH COLLECTION PERIOD (INCLUDES REPOSSESSIONS):
  Second Preceding Collection Period                                                               0.00%
  First Preceding Collection Period                                                                0.00%
  Current Collection Period                                                                        0.22%

--------------------------------------------------------------------------------------------------------
CONDITION (ii) (DELINQUENCY PERCENTAGE)
Three Month Average                                                                                0.07%
Delinquency Percentage Indicator ( > 1.25%)                                            CONDITION NOT MET
--------------------------------------------------------------------------------------------------------

                        Toyota Motor Credit Corporation
         Servicer's Report -- Toyota Auto Receivables 2000-A Owner Trust Distribution Date of August 15, 2000 for the Collection Period July 1, 2000
                            through July 31, 2000


-------------------------------------------------------------------------------------------------------------------------------
                                                                CLASS A-1       CLASS A-2        CLASS A-3       CLASS A-4
                                                                ---------       ---------        ---------       ---------
                                                 Total           Balance         Balance          Balance         Balance
-------------------------------------------------------------------------------------------------------------------------------
COLLECTIONS
  Principal Payments Received                   $42,891,996.24
  Interest Payments Received                    $12,936,137.28
  Net Precomputed Payahead Amount                   ($2,518.41)
  Aggregate Net Liquidation Proceeds Received       $35,649.46
  Principal on Repurchased Contracts                     $0.00
  Interest on Repurchased Contracts                      $0.00
                                               ---------------
  Total Collections                             $55,861,264.57
  Net Simple Interest Advance Amount               $836,041.94
  Net Precomputed Advance Amount                    $49,019.69
                                               ---------------
  Total Available Amount                        $56,746,326.20

AMOUNTS DUE
-----------
  Servicing Fee                                  $1,224,993.95
  Accrued and Unpaid Interest                    $8,360,730.41
  Principal                                     $42,934,242.90
  Reserve Fund                                   $4,226,358.94
                                               ---------------
  Total Amount Due                              $56,746,326.20

ACTUAL DISTRIBUTIONS

  Servicing Fee                                  $1,224,993.95
  Interest                                       $8,360,730.41    $1,756,997.42   $1,809,666.67   $3,129,283.33   $1,664,782.99
  Principal                                     $42,934,242.90   $42,934,242.90           $0.00           $0.00           $0.00
  Reserve Fund                                   $4,226,358.94
                                                                 --------------   -------------   ------------- ---------------
  Total Amount Distributed                      $56,746,326.20   $44,691,240.32   $1,809,666.67   $3,129,283.33   $1,664,782.99
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
MONTHLY INFORMATION BY TYPE OF LOAN
-----------------------------------


PRECOMPUTED CONTRACTS
  Scheduled Principal Collections                                                         $1,249,612.87
  Prepayments in Full                                          95 contracts                 $805,779.38
  Repurchased Receivables Principal                                                               $0.00
  Payments Behind/Ahead on Repurchased Receivables                                                $0.00
  Total Collections                                                                       $2,496,630.69
  Advances - Reimbursement of Previous Advances                                                   $0.00
  Advances - Current Advance Amount                                                          $49,019.69
  Payahead Account - Payments Applied                                                             $0.00
  Payahead Account - Additional Payaheads                                                     $2,518.41



SIMPLE INTEREST CONTRACTS
  Collected Principal                                                                    $22,754,523.43
  Prepayments in Full                                        1249 contracts              $18,082,080.56
  Collected Interest                                                                     $12,494,898.84
  Repurchased Receivables Principal                                                               $0.00
  Repurchased Receivables Interest                                                                $0.00


  Advances - Reimbursement of Previous Advances                                                   $0.00
  Advances - Current Advance Amount                                                         $836,041.94

--------------------------------------------------------------------------------------------------------

I hereby certify to the best of my knowledge that the report provided is true and correct.


/s/  HOLLY PEARSON
---------------------------------------------------
Holly Pearson
Treasury Operations Manager


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